EXHIBIT 4.4

                          SECURITIES PURCHASE AGREEMENT
                                     BETWEEN
                       DEERE PARK CAPITAL MANAGEMENT, LLC
                                       AND
                          TELSCAPE INTERNATIONAL, INC.
                             DATED AS OF MAY 1, 1998

        THIS SECURITIES PURCHASE AGREEMENT dated as of May 1, 1998 (the "Agreement"), by and between DEERE PARK CAPITAL MANAGEMENT, LLC, a limited liability company organized and existing under the laws of the State of Illinois, as nominee (the "Investor"), and TELSCAPE INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Texas (the "Company").

                                    RECITALS

        A. The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided herein, the Company's 8% Convertible Subordinated Debentures, a form of which is attached as Exhibit A hereto (the "Convertible Debentures"), for an aggregate purchase price of up to $5,000,000.

        B. Except as otherwise provided in this Agreement, such investments will be made in reliance upon the provisions of Section 4(2) promulgated by the Securities and Exchange Commission under the United States Securities Act of 1933, as amended, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Convertible Debentures to be made hereunder.

        NOW, THEREFORE, in consideration of the foregoing Recitals which are hereby incorporated by this reference and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

        Section 1.1 "CLOSING" means the consummation of each purchase and sale of Convertible Debentures pursuant to Section 2.1.

        Section 1.2 "CLOSING DATE" means (i) with respect to the Initial Convertible Debenture, the first business day following execution of this Agreement and satisfaction of all conditions set forth in Section 3.1, and (ii) with respect to the Optional Convertible Debentures, the relevant Optional Purchase Date, provided in each case that all conditions to the applicable Closing have been satisfied.
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        Section 1.3 "COMMITMENT PERIOD" means the period commencing on the
Initial Closing Date and expiring on the earlier to occur of (x) the date on which the Investor shall have purchased the Convertible Debentures pursuant to this Agreement for an aggregate Purchase Price of $5,000,000, (y) the date this Agreement is terminated pursuant to Section 2.6, or (z) the first anniversary of the Initial Closing Date.

        Section 1.4 "COMMON STOCK" means the Company's common stock, par value $.001 per share.

        Section 1.5 "CONVERSION NOTICE" means the written form of notice given to notify the Company that the Investor is exercising its option to convert a Convertible Debenture to Common Stock, and directing the Company or its transfer agent to issue and deliver to the party indicated, a certificate or certificates representing the Common Shares received upon conversion, a form of which is attached as an exhibit to the form of the Convertible Debenture attached hereto as EXHIBIT A.

        Section 1.6 "EFFECTIVE DATE" means the date on which the SEC declares effective the Registration Statement described in Section 6.4.

        Section 1.7 "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

        Section 1.8 "EXERCISE PRICE" See Section 2.9(a).

        Section 1.9 "FIXED CONVERSION PRICE" See Section 2.8.

        Section 1.10 "INITIAL CLOSING DATE" means the date upon which the Closing of the purchase and sale of the Initial Convertible Debenture shall occur.

        Section 1.11 "INITIAL CONVERTIBLE DEBENTURE" See Section 2.2.

        Section 1.12 "INVESTMENT AMOUNT" means for (i) the Initial Convertible Debenture, $3,000,000 and (ii) for any Optional Convertible Debenture, the amount set forth by the Company in the related Optional Purchase Notice, up to an aggregate maximum amount of $2,000,000.

        Section 1.13 "LOOKBACK PERIOD" means the twenty (20) Trading Days immediately preceding the date of conversion of any Convertible Debenture on the Principal Market by the Investor.

        Section 1.14 "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, properties, prospects, or financial condition of the Company.

        Section 1.15 "NASD" means the National Association of Securities Dealers, Inc.

        Section 1.16 "OPTIONAL CONVERTIBLE DEBENTURE" See Section 2.3.

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        Section 1.17 "OPTIONAL PURCHASE DATE" means a Trading Day during the
Commitment Period which is five (5) Trading Days after the date on which the Company elects by delivery of an Optional Purchase Notice pursuant to Section
2.5 to sell an Optional Convertible Debenture to the Investor, in conformity with the provisions of this Agreement.

        Section 1.18 "OPTIONAL PURCHASE NOTICE" See Section 2.5.

        Section 1.19 "PRINCIPAL MARKET" means the NASDAQ National Market, the NASDAQ Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Company's Common Stock.

        Section 1.20 "REDEMPTION FLOOR PRICE" means, with respect to the Initial Convertible Debenture, $15.00, subject to any adjustment, and with respect to any Convertible Debenture subsequently issued to the Investor in accordance with this Agreement, that price calculated in accordance with the Redemption Floor Price Formula, as adjusted without limitation, for any stock splits or combinations.

        Section 1.21 "REDEMPTION FLOOR PRICE FORMULA" means 83.3 % of the closing price of the Common Stock on the Trading Day immediately preceding an Optional Purchase Date.

        Section 1.22 "REGISTRATION RIGHTS AGREEMENT" See Section 2.9.

        Section 1.23 "REGISTRATION STATEMENT" See Section 6.4.

        Section 1.24 "SEC" means the Securities and Exchange Commission.

        Section 1.25 "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

        Section 1.26 "SEC DOCUMENTS" means registration statements, reports and documents, including proxy statements filed with the SEC pursuant to the Securities Act or Exchange Act since December 31, 1996.

        Section 1.27 "SUBORDINATION AGREEMENT" See Section 7.4(b).

        Section 1.28 "SUBSCRIPTION DATE" means the date of this Agreement.

        Section 1.29 "TRADING DAY" means any day during which the Principal Market shall be open for business.

        Section 1.30 "VARIABLE CONVERSION PRICE" See Section 2.8.

        Section 1.31 "VOLUME LIMITATION" See Section 2.3.

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        Section 1.32 "WARRANT FORMULA" See Section 2.9(a).

        Section 1.33 "WARRANTS" See Section 2.9(b).

                                   ARTICLE II
                   PURCHASE AND SALE OF CONVERTIBLE DEBENTURES

        Section 2.1 INVESTMENTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article III hereof), during the Commitment Period the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Convertible Debentures.

        Section 2.2 INITIAL PURCHASE. The Company agrees to sell and the Investor agrees to purchase the Initial Convertible Debenture in an aggregate principal amount of $3,000,000 (the "Initial Convertible Debenture").

        Section 2.3. OPTIONAL CONVERTIBLE DEBENTURES. In addition to the purchase of the Initial Convertible Debenture pursuant to Section 2.2, the Investor agrees to purchase, at the Company's option, additional 8% Convertible Debentures (each, an "Optional Convertible Debenture") up to an aggregate maximum amount of $2,000,000; provided, however, that the Company may not deliver Optional Purchase Notices for more than $1,000,000 in the aggregate during the first (90) days following the Initial Closing Date. The purchase of the Optional Convertible Debentures shall occur on one or more Optional Purchase Dates; PROVIDED, however, that (i) the average daily trading volume of the Company's Common Stock over the course of the thirty (30) days preceding the Optional Purchase Date multiplied by the price of the Company's Common Stock on such Optional Purchase Date, all as reported by Bloomberg L.P, is at least equal to $200,000 (the "Volume Limitation"); (ii) the conditions of either Section 3.2(a) or (b) have been satisfied, depending on the timing of the delivery of the Optional Purchase Notice; and (iii) the Commitment Period has not elapsed prior to the applicable Optional Purchase Date.

        Section 2.4   CLOSINGS.

        (a) With respect to the sale of the Initial Convertible Debenture, on or before the Initial Closing Date, (i) the Company shall deliver to the Investor the Initial Convertible Debenture, substantially in the form of EXHIBIT A attached hereto, to be purchased by the Investor pursuant to Section 2.2, and
(ii) the Investor shall deliver or cause to be delivered to the Company the amount of $3,000,000 by wire transfer of immediately available funds to one or more accounts designated by the Company.

        (b) With respect to the Closing relating to each Optional Convertible Debenture, on the applicable Optional Purchase Date, (i) the Company shall deliver an Optional Convertible Debenture substantially in the form of EXHIBIT A attached hereto, to be purchased by the Investor pursuant to Section 2.3, and
(ii) the Investor shall deliver the principal amount of such Optional Purchase Debenture by wire transfer to the account designated by the Company.

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        (c) In addition, on or prior to each Closing Date, the Company and the
Investor shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

        Section 2.5 MECHANICS OF EXERCISE RELATING TO OPTIONAL CONVERTIBLE DEBENTURE.

        (a) DELIVERY OF THE OPTIONAL PURCHASE NOTICE. The Company may deliver not more than four (4) written notices to the Investor (each notice hereinafter referred to as an "Optional Purchase Notice") setting forth an Investment Amount of not less than $500,000, in increments of $500,000, subject to the limitations imposed by Sections 2.3 and 3.2 herein, which the Company must draw down within the Commitment Period. Each Optional Purchase Notice shall be revocable within three (3) Trading Days after delivery to the Investor at the Company's option. The Company may not deliver an Optional Purchase Notice to the Investor if any event described in Section 2.6 occurs or if the applicable conditions set forth in Article III are not satisfied. If any of the events described in Section 2.6 occur on or after the date on which an Optional Purchase Notice is given, but prior to the Optional Purchase Date associated with such Optional Purchase Notice, or if the applicable conditions set forth in Section 2.3 or Article III are not satisfied as of the applicable Closing Date (subject to any extension as mutually agreed by the Company and the Investor), such Optional Purchase Notice shall be null, void and of no further force or effect.

        (b) DATE OF DELIVERY OF OPTIONAL PURCHASE NOTICE. An Optional Purchase Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 5:00 P.M. Chicago time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 P.M. Chicago time. The Optional Purchase Notice may not be delivered or deemed delivered, on a day which is not a Trading Day.

        Section 2.6 TERMINATION OR SUSPENSION OF INVESTMENT OBLIGATION. The Investor shall not be required to purchase an Optional Convertible Debenture from the Company on any Closing Date nor may the Optional Purchase Notice be delivered if there shall exist, if applicable, any one or more of the following:
(i) the withdrawal of the effectiveness of the Registration Statement (as defined in Section 6.4), (ii) the Company's failure to satisfy in all material respects the requirements in Sections 2.3 and 3.2(a) or (b) as applicable, or
(iii) any failure or interruption in the compliance in all material respects with the Company's covenants set forth in Article VI; PROVIDED, HOWEVER, that the obligation of the Investor to purchase the Optional Convertible Debenture shall be terminated (including with respect to a Closing Date which has not yet occurred) in the event that (x) there shall occur any stop order or suspension of the effectiveness of the Registration Statement, for any reason other than as a result of subsequent corporate developments which would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act, or (y) the Company shall at any time fail to comply with the requirements of Sections 6.3, 6.4, 6.5, 6.6, 6.7 or 6.8.

        Section 2.7 TERMINATION OR SUSPENSION OF COMPANY'S OBLIGATION TO MAKE PAYMENTS ON THE CONVERTIBLE DEBENTURES. If the Common Stock closes at $30 or higher for

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twenty (20) consecutive Trading Days, as adjusted, without limitation, for any stock splits or combinations, the Company's obligation to make interest payments on the Convertible Debentures is terminated.

        Section 2.8   CONVERSION; PREPAYMENT; REDEMPTION.

        (a)    CONVERSION.

               (i) The Investor may, within the first six (6) months following the Initial Closing Date, convert the Convertible Debentures then issued into Common Stock at a price equal to $26 per share, as adjusted for any stock splits or combinations (the "Fixed Conversion Price").

               (ii) Beginning on the first day of the seventh month following the Initial Closing Date, and at any time thereafter, the Investor may, at its option, convert the Convertible Debentures then issued into Common Stock at a price equal to the lesser of (i) the Fixed Conversion Price or (ii) a price equal to 100% of the average of the three highest of five lowest closing prices of the Common Stock during the Lookback Period (the "Variable Conversion Price").

        (b)    PREPAYMENT; REDEMPTION.

               (i) The Company may prepay the Convertible Debentures at any time prior to maturity; PROVIDED, HOWEVER, that only a prepayment of the entire principal amount and all accrued and unpaid interest owing on the Convertible Debentures may be made and an Exit Fee (as defined in the Convertible Debentures) shall be payable by the Company upon any such prepayment in accordance with the terms of Paragraph 2 of the Convertible Debentures.

               (ii) If at any time during the term of a Convertible Debenture the price per share of Common Stock has closed below the Redemption Floor Price such Convertible Debenture for three (3) consecutive Trading Days, the Company may elect to redeem all or part of such Convertible Debenture, if the Investor subsequently issues a Conversion Notice and converts such Convertible Debenture, at one hundred seven percent (107%) of par, plus any accrued interest or unpaid dividends, by providing written notice via facsimile to the Investor on the Trading Day immediately following the third consecutive Trading Day that the Common Stock has closed below the Redemption Floor Price, or such price per share as adjusted, of its intent to redeem and the extent of the redemption. Such written notice shall be valid and irrevocable for ten
        (10) Trading Days and shall automatically expire at the end of such 10-day period.

        Section 2.9   WARRANTS.

        (a) On the Initial Closing Date, the Company will issue to the Investor warrants, exercisable beginning on the eleventh (11th) Trading Day following the Effective Date (the "Initial Warrants") and then exercisable at any time over the following three year period, to purchase an

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aggregate number of shares of Common Stock equal to the face amount of the
Convertible Debenture being simultaneously issued, multiplied by 5%, and divided by the average closing price for the immediately preceeding five (5) Trading Days before such exercise (the "Warrant Formula"), at an exercise price equal to the average closing price for the five (5) Trading Days immediately preceeding the relevant Closing Date (the "Exercise Price").

        (b) If an Optional Purchase Notice is given in accordance with Section 2.5, the Investor, upon receipt of an Optional Convertible Debenture, shall be issued warrants ("Optional Warrants," together with the Initial Warrants, the "Warrants"), first exercisable on the eleventh (11th) Trading Day following the Effective Date or, if such date has passed, on an Optional Purchase Date, and then exercisable at any time over the following three year period, to purchase an aggregate number of shares of Common Stock as calculated by the Warrant Formula, at an exercise price equal to the Exercise Price. The Warrants shall be in form and substance similar to that warrant which is attached hereto as EXHIBIT B.

The shares of Common Stock to be issued upon exercise of the Warrants shall be registered for resale on the Registration Statement referenced in Section 6.4 herein. The resale by the Investor of Common Stock issuable upon exercise of the Warrants shall be subject to a registration rights agreement (the "Registration Rights Agreement") to be entered into between the Company and the Investor on the Initial Closing Date. The Registration Rights Agreement shall be in form and substance similar to that agreement which is attached hereto as EXHIBIT C.

The Company agrees that a breach of its obligations under this Section 2.9 could cause the Investor irreparable injury and that monetary damages may not be an adequate remedy for any such breach. In the event of a breach or threatened breach by the Company of this Section 2.9, the Company agrees that the Investor is entitled to equitable relief in any court of competent jurisdiction, including the remedy of specific performance, in addition to all other remedies available to the Investor at law or in equity. Notwithstanding anything to the contrary set forth herein, in the event that the Investor is not obligated to purchase an Optional Convertible Debenture by reason of the failure of the Company to satisfy the conditions set forth in Section 2.3 and 3.2 herein, as applicable, the Company shall be relieved of its obligation to issue the additional warrants pursuant to Section 2.9(b).

                                   ARTICLE III
                              CONDITIONS TO CLOSING

        Section 3.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS TO ISSUE AND SELL DEBENTURES BY THE COMPANY AND TO PURCHASE DEBENTURES BY THE INVESTOR.

        (a) CONDITIONS PRECEDENT TO COMPANY'S OBLIGATION. The obligation hereunder of the Company to issue and sell the Initial Convertible Debenture and the Optional Convertible Debentures to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below:

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               (i) ACCURACY OF THE INVESTOR'S REPRESENTATIONS AND WARRANTIES.
        The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing as though made at each such time.

               (ii) PERFORMANCE BY THE INVESTOR. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

               (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which, in the reasonable opinion of the Company and its legal counsel, prohibits or materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

        (b) CONDITIONS PRECEDENT TO THE INVESTOR'S OBLIGATIONS. The obligation hereunder of the Investor to purchase the Initial Convertible Debenture and the Optional Convertible Debentures is subject to the satisfaction, at or before each Closing Date, of each of the conditions set forth below:

               (i) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of each Closing Date as though made at such time with respect to all periods, and as to all events and circumstances occurring or existing to and including such Closing Date.

               (ii) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the each Closing Date.

               (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

               (iv) ADVERSE CHANGES. Since December 31, 1997, no event which had or is reasonably likely to have a Material Adverse Effect has occurred.

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               (v) LEGAL OPINIONS. The Company shall have caused to be delivered to the Investor an opinion of the Company's independent counsel in form and substance reasonably acceptable to the Investor and its counsel.

               (vi) OFFICER'S CERTIFICATE. The Company shall have delivered to the Investor a certificate dated as of each Closing Date executed by an executive officer of the Company and to the effect that all the conditions to such Closing have been satisfied as at the date of each such certificate.

               (vii) OTHER. The Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Agreement.

        Section 3.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER AN OPTIONAL PURCHASE NOTICE AND THE OBLIGATION OF THE INVESTOR TO PURCHASE AN OPTIONAL CONVERTIBLE DEBENTURE.

        (a) DELIVERY OF AN OPTIONAL PURCHASE NOTICE PRIOR TO REGISTRATION. If delivery of an Optional Purchase Notice by the Company occurs prior to the Company's obligation to have the Registration Statement (as defined in Section 6.4) declared effective pursuant to Section 6.4, the right of the Company to deliver an Optional Purchase Notice and the obligation of the Investor hereunder to acquire and pay for an Optional Convertible Debenture is subject to the satisfaction, on the date of delivery of such applicable Optional Purchase Notice and on the applicable Closing Date (the "Condition Satisfaction Date") of each of the following conditions:

               (i) CONDITIONS PRECEDENT OF SECTION 3.1(B). The conditions precedent listed in Section 3.1(b) shall have been satisfied.

               (ii) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of such Optional Convertible Debenture shall not violate the shareholder approval requirements of the Principal Market.

        (b) DELIVERY OF AN OPTIONAL PURCHASE NOTICE SUBSEQUENT TO REGISTRATION. If delivery of an Optional Purchase Notice by the Company occurs subsequent to the Company's obligation to have the Registration Statement (as defined in Section 6.4) declared effective, the right of the Company to deliver an Optional Purchase Notice and the obligation of the Investor hereunder to acquire and pay for an Optional Convertible Debenture is subject to the satisfaction, on the date of delivery of such Optional Purchase Notice and on the applicable Closing Date of each of the following conditions:

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               (i) CONDITIONS PRECEDENT OF SECTION 3.2(A). The conditions precedent listed in Section 3.2(a) shall have been satisfied.

               (ii) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have previously become effective and shall remain effective on the Optional Purchase Date and for so long as the Investor holds the Convertible Debentures or Common Stock and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use of the Registration Statement or prospectus shall exist pursuant to the Registration Rights Agreement.

               (iii) DUE DILIGENCE. No dispute between the Company and the Investor shall reasonably exist pursuant to Section 3.3 as to the adequacy of the disclosures contained in the Registration Statement.

               (iv) TIMELY ISSUANCE OF COMMON STOCK UPON CONVERSION. The Company shall have issued all shares of Common Stock for which it theretofore shall have received appropriate Conversion Notices from the Investor.

        Section 3.3 DUE DILIGENCE REVIEW. The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company to confirm the accuracy of the Registration Statement.

        The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor and such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

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        Nothing herein shall require the Company to disclose non-public information to the Investor, its respective advisors or representatives, and the Company represents that it does not disseminate non-public information to any investor who purchases stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and underwriters, if any, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 3.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading; provided, however, that in no event shall the Investor's advisors or representatives disclose to the Investor the nature of the specific event or circumstances constituting any non-public information discovered by such advisors or representatives in the course of their due diligence (without the written consent of the Investor prior to disclosure of such information).

        The Investor's advisors or representatives shall make complete disclosure to the Investor's independent counsel of all events or circumstances constituting non-public information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Investor's independent counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto. In the event after such consultation the Investor's independent counsel believes that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, (x) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable with copies of the Registration Statement and related prospectus, as so amended, (y) if the Company disputes the existence of any such material misstatement or omission, (i) the Company's independent counsel shall provide the Investor's independent counsel with an opinion stating that nothing has come to their attention that would lead them to believe that the Registration Statement or the related

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prospectus, as of the date of such opinion contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or the related prospectus or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter, or (z) if the Company disputes the existence of any such material misstatement or omission, and the dispute relates to the timing of disclosure of a material event and the Company's independent counsel is unable to provide the opinion referenced in clause (y) above to the Investor, then this Agreement shall be suspended for a period of up to thirty (30) days, at the end of which, if the dispute still exists between the Company's independent counsel and the Investor's independent counsel, the Company shall either (i) amend the Registration Statement as provided above, (ii) provide to the Investor the Company's independent counsel opinion and a copy of the letter of the Company's independent auditors referenced above, or (iii) this Agreement shall be suspended for an additional period of up to thirty (30) days; provided, however, that at the end of such sixty (60) day period, if the dispute still exists between the Company's independent counsel and the Investor's independent counsel, the Company shall either (i) amend the Registration Statement as provided above, (ii) provide the Company's independent counsel opinion referenced above, or (iii) the obligation of the Investor to purchase the Convertible Debentures or shares of Common Stock pursuant to this Agreement shall terminate.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

        The Investor represents and warrants to the Company that:

        Section 4.1 INTENT. The Investor (which for purposes of this Article IV shall include each beneficial owner of the Common Stock and the Convertible Debentures, as determined pursuant to Rule 13d-3 under the Exchange Act) is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Convertible Debentures or Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Convertible Debentures or Common Stock for any minimum or other specific term and reserves the right to dispose of the Convertible Debentures or Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

        Section 4.2 SOPHISTICATED AND ACCREDITED INVESTOR. The Investor is a sophisticated Investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited Investor (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Convertible Debentures or Common Stock. The Investor acknowledges that an investment in the Convertible Debentures or Common Stock is speculative and involves a high degree of risk. The Investor acknowledges that the Convertible Debentures to be issued pursuant to this Agreement are

"restricted securities" within the meaning of the Securities Act and the rules and regulations promulgated thereunder and may not be resold in the absence of an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements.

        Section 4.3 AUTHORITY. This Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        Section 4.4 NOT AN AFFILIATE. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

        Section 4.5 ORGANIZATION AND STANDING. The Investor represents and warrants that it is a limited liability company duly organized, validly existing, and in good standing under the laws of Illinois.

        Section 4.6 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, or the provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

        Section 4.7 DISCLOSURE; ACCESS TO INFORMATION. The Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by the Investor. The Investor further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Investor has reviewed or received copies of any such reports that have been requested by it.

        Section 4.8 MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Investor that:

        Section 5.1 COMPANY STATUS. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the NASDAQ Small-Cap Market.

        Section 5.2 CURRENT PUBLIC INFORMATION. The Company has furnished the Investor with true and correct copies of all registration statements, reports and documents, including proxy statements (other than preliminary proxy statements), filed with the SEC by or with respect to the Company since December 31, 1996, pursuant to the Securities Act or Exchange Act. All such registration statements, reports and documents, together with those registration statements, reports and documents filed pursuant to the Securities Act or Exchange Act subsequent to the date of this Agreement are collectively referred to herein as the "SEC Documents").

        Section 5.3 NO GENERAL SOLICITATION IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) with respect to any of the Common Stock, nor have they made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

        Section 5.4   VALID ISSUANCE OF DEBENTURES AND STOCK.

        (a) All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. As of the date of this Agreement, the Company has authorized capitalization consisting of 25,000,000 shares of Common Stock, par value $.001 per share, 5,000,000 shares of Preferred Stock, par value $.001 per share, and 1,000,000 shares of Series A Preferred Stock, par value $.001 per SHARE. Stock options granted or reserved for issuance to employees and directors of the Company are as described in Schedule 5.4. As of April 29, 1998, there were issued and outstanding 4,732,328 shares of Common Stock. As of the date of this Agreement, the Company has no other capital stock issued and outstanding and no other outstanding securities convertible into Common Stock other than as set forth in Schedule 5.4.

        (b) The Convertible Debentures have been duly authorized and, when issued in accordance with this Agreement, will be validly issued 8% Convertible Debentures, with no personal liability attaching to the ownership thereof. Additionally, the Convertible Debentures will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement and the holders of outstanding Common Stock of the Company are not and shall not be entitled to preemptive or other rights afforded by the Company to subscribe for the capital stock or other securities of the Company as a result of the issuance or conversion of the Convertible Debentures or issuance or exercise of the Warrants to the Investor hereunder.

        (c) Upon conversion of the Convertible Debentures, or the exercise of the Warrants, in accordance with the terms and conditions of this Agreement, such Common Stock will be duly and validly issued, fully paid and nonassessable.

        Section 5.5 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Texas and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Except as disclosed in Schedule 5.5, the Company does not have any subsidiaries. The Company and each subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

        Section 5.6 AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Convertible Debentures and the Warrants, (ii) the execution, issuance and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement has been duly executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        Section 5.7 CORPORATE DOCUMENTS. The Company has furnished or made available or will furnish and make available prior to the Initial Closing Date to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the "Articles"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

        Section 5.8 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Convertible Debentures and the Warrants do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); nor is the Company otherwise in violation of, in conflict with or in default under any of the foregoing; provided that, for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Convertible Debentures or the Warrants in accordance with the terms hereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to any Closing, and any registration statement which may be filed pursuant hereto; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

        SECTION 5.9 SEC DOCUMENTS. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        Section 5.10 NO MATERIAL ADVERSE EFFECT. Since December 31, 1997, no Material Adverse Effect has occurred or exists with respect to the Company or its subsidiaries.

        Section 5.11 NO UNDISCLOSED LIABILITIES. The Company and its subsidiaries have no liabilities or obligations which are material, individually or in the aggregate, and are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since the filing of the Company's most recent SEC Document, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company and upon any and its subsidiaries.

        Section 5.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since the filing of the Company's most recent SEC Document, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

        Section 5.13 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Convertible Debentures under the Securities Act.

        Section 5.14 LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth on Schedule 5.14 and in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect on the Company or which could reasonably be expected to materially adversely affect the transactions contemplated by this Agreement. Except as set forth in the SEC Documents no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which could reasonably be expected to result in a Material Adverse Effect on the Company or which could reasonably be expected to materially adversely affect the transactions contemplated by this Agreement.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

        Section 6.1 REGISTRATION RIGHTS. The Registration Rights Agreement shall remain in full force and effect and the Company shall comply in all respects with the terms thereof.

        Section 6.2 RESERVATION OF COMMON STOCK. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock incident to the conversion of the Convertible Debentures and incident to the exercise of the Warrants; such amount of shares of Common Stock to be reserved to be calculated based upon the minimum conversion price therefor under the terms of this Agreement, and assuming the full exercise of the Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased to reflect (a) potential increases in the Common Stock which the Company may thereafter be so obligated to issue by reason of adjustments to the purchase price therefor and the issuance of the Warrants and (b) stock splits and stock dividends and distributions.

        Section 6.3 LISTING OF COMMON STOCK. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable but in any event prior to the commencement of the Commitment Period to list the additional shares of Common Stock issuable under this Agreement (including Common Stock issuable upon conversion of the Convertible Debentures and exercise of the Warrants). The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Stock issuable under this Agreement (including Common Stock issuable upon conversion of the Convertible Debentures and exercise of the Warrants), and will take such other action as is necessary or desirable to cause the Common Stock to be listed on such other Principal Market as promptly as possible.

        Section 6.4 REGISTRATION OF THE COMMON STOCK WITH THE SEC. Within ninety
(90) days following the Initial Closing Date, a registration statement on Form S-3 or otherwise appropriate form (the "Registration Statement") for the registration of the resale by the Investor of Common Stock to be issued upon conversion of the Convertible Debentures and upon exercise of the Warrants under the Securities Act shall have been declared effective by the SEC and no stop order or suspension or withdrawal of the effectiveness of or with respect to any such registration statement or any other suspension of the use of any such registration statement or related prospectus shall have been issued by the SEC or any state securities commission as long as the Registration Rights Agreement is in effect; the Company shall be in compliance in all material respects with the terms of the Registration Rights Agreement.

        Section 6.5 LEGAL OPINIONS. The Company shall have caused to be delivered to the Investor, (i) within five (5) Trading Days prior to the Effective Date of the Registration Statement and (ii) to the extent provided by
Section 3.3, an opinion of the Company's independent counsel in form and substance reasonably acceptable to the Investor and their counsel, addressed to the Investor stating, inter alia, that, subject to such qualifications relating to the absence of independent inquiry and to such counsel's actual knowledge as are contained in the opinion delivered to the Investor by counsel to the Company on the Initial Closing Date, nothing shall have come to such counsel's attention that causes such counsel to believe that the Registration Statement (if applicable, as amended to the date thereof) contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, not misleading or that the underlying prospectus (if applicable, as so amended or supplemented) contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances in which they were made, not misleading, except with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data derived therefrom in the Registration Statement or the Prospectus, as to which such counsel shall express no opinion; provided, however, that in the event that such an opinion cannot be delivered by the

Company's independent counsel to the Investor, the Company shall promptly revise the Registration Statement and shall not deliver an Optional Purchase Notice. The Company's independent counsel shall also deliver to the Investor on the Initial Closing Date an opinion in form and substance satisfactory to the Investor and its counsel addressing, among other things, corporate matters and the exemption from registration under the Securities Act of the issuance of the Initial Convertible Debenture by the Company to the Investor under this Agreement.

        Section 6.6 EXCHANGE ACT REGISTRATION. The Company will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

        Section 6.7 LEGENDS. The certificates evidencing the Common Stock to be issued to the Investor upon the conversion of the Convertible Debentures and the exercise of the Warrants, subject to the continued effectiveness of the appropriate registration statement, shall be free of legends, so-called "stop transfer," or "stock transfer restrictions," or other restrictions upon transfer by the Investor to a bona fide third party which is not an affiliate of the Company. Notwithstanding the absence of such legends or restrictions, the Investor agrees to comply with Securities Act prospectus delivery requirements in any sale of Common Stock not made in compliance with Rule 144 or another available exemption. Immediately following the Effective Date, the Investor shall have the right to surrender the Convertible Debentures in exchange for certificates free of legends, "stop transfer" or "stock transfer restrictions," or other restrictions upon transfer, and the Company agrees to perform whatever acts are reasonably necessary to facilitate such exchange on a timely basis.

        Section 6.8 CORPORATE EXISTENCE. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

        Section 6.9 ADDITIONAL SEC DOCUMENTS. The Company will furnish to the Investor upon request copies of all SEC Documents furnished or submitted to the SEC.

        Section 6.10 "BLACKOUT PERIOD". (a) The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Common Stock Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Optional Purchase Notice during the continuation of any of the foregoing events.

        Section 6.11 PENALTIES FOR FAILURE TO OBTAIN OR MAINTAIN EFFECTIVENESS OF A REGISTRATION STATEMENT.

        (a) In the event the Company fails to file a Registration Statement and obtain the effectiveness of a Registration Statement within ninety (90) days from the date hereof as set forth in Section 6.4, or the effectiveness of the Registration Statement is suspended or a current prospectus meeting the requirements of Section 10 of the Securities Act is not available for delivery by the Investor (such suspension or failure of delivery is referred to herein as a "suspension"), and such occurrence is not the result of any information provided or failed to be provided by the Investor or some unforeseeable catastrophe affecting the operation of the SEC, the Company shall pay to the Investor within five (5) days following the end of the first 30-day period following the date by which such Registration Statement was required to have been declared effective, or following the date of suspension, in cash, an aggregate amount equal to two percent (2%) of the principal amount of the Convertible Debentures then outstanding, and for each 30-day period thereafter, an aggregate amount equal to three (3%) of the principal amount of the Convertible Debentures then outstanding. All amounts payable hereunder shall be paid to the Investor by cashier's check or wire transfer in immediately available funds to such account or accounts as shall be designated in writing by the Investor.

        (b) In the event the Company fails to obtain the effectiveness of a Registration Statement within 180 days following the Initial Closing Date, the Investor shall have a right to sell to the Company and the Company shall be obligated to purchase from the Investor the Convertible Debentures at a price equal to 107% of par plus accrued and unpaid dividends and penalties. In the event the Investor exercises such rights of sale, the Company shall be obligated to close the purchase of the Convertible Debentures within 15 days after receipt of notice of such exercise.

            Section 6.12 LEGAL FEES AND EXPENSES. The Company shall pay upon demand or otherwise half of all reasonable legal fees and expenses incurred by the Investor in connection with the transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement, including without limitation those incurred in connection with the negotiation, drafting, documentation and closing thereof.

                                   ARTICLE VII
                           LEGENDS; INVESTOR COVENANTS

        Section 7.1 LEGENDS. The Convertible Debentures and each Warrant will bear the following legend (the "Legend"):

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

        Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Convertible Debentures and Common Stock (and to any substitute or replacement transfer agent for its Convertible Debentures and Common Stock contemporaneous with the Company's appointment of any such substitute or replacement transfer agent) irrevocable instructions. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Convertible Debentures and Common Stock from time to time upon transfer of the Convertible Debentures and Common Stock by the Investor to issue certificates evidencing Common Stock free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

        (a) At any time after the Effective Date: (i) incident to the conversion of shares of the Convertible Debentures; (ii) incident to the exercise of any Warrant; or (iii) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; and

        (b) At any time upon any surrender of the Convertible Debentures or Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor has a bona fide intention to dispose of such stock pursuant to Rule 144 under the Securities Act or is otherwise permitted to dispose thereof without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act; or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such stock in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradeable securities; provided that in connection with an event described in clause (i) or (ii), the transfer agent shall be entitled to receive an opinion of counsel to the Investor that in such circumstances the Legend may be removed and that the transferee (provided that such transferee is not an affiliate of the Company) shall be entitled to hold freely tradable securities.

        Section 7.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No Legend has been or shall be placed on the Convertible Debentures and Common Stock and no instructions or "stop transfers," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VII.

        Section 7.3 INVESTOR'S COMPLIANCE. Nothing in this Article VII shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Convertible Debentures and Common Stock.

        Section 7.4 COVENANTS OF THE INVESTOR. The Investor agrees that:

               (a) any short sales made by the Investor with respect to Common Stock will be (i) followed by a notice of conversion with respect to an equivalent number of shares of Common Stock within five (5) Trading Days of such short sale, and (ii) made in compliance with all applicable federal and state securities laws; and

               (b) the Investor shall enter into a Subordination Agreement in form and substance similar to that Subordination Agreement attached hereto as EXHIBIT D with the Company and the Company's senior secured lender at such time as the Company proposes to obtain senior secured financing.

                                  ARTICLE VIII
                         OTHER ISSUANCES OF COMMON STOCK

        Section 8.1 ANTIDILUTION PROHIBITION. The Company may at any time during the Commitment Period, issue shares of Common Stock to the Investor or any other person without consideration (other than in the form of a dividend) or at a price per share less than the daily low trading price on the date of issue, issue options, rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the daily low trading price of the Common Stock on the date of issue, or in the case of securities convertible into Common Stock having a conversion price less than the daily low trading price of the Common Stock on the date of issuance of such convertible security; PROVIDED, HOWEVER, that the Company agrees to (a) adjust the Redemption Floor Price on all outstanding Convertible Debentures to such price at which the Investor or such other person has received Common Stock or may be entitled to receive Common Stock, and (b) provide the Investor with prior written notice of any such issuance.

The foregoing provision shall not apply to the issuance of shares of Common Stock which may be issued upon exercise of options under the Company's employee or director stock option plans, upon the conversion or exchange of convertible or exchangeable securities or upon the exercise of warrants, or other rights, which options, convertible or exchangeable securities, warrants or other rights are outstanding on the date of execution and delivery of this Agreement and are described in Schedule 5.4.

                                   ARTICLE IX
                             CHOICE OF LAW AND VENUE

        Section 9.1 CHOICE OF LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall, at the option of either party, be litigated only in a state or federal court located in the City of Chicago, Cook County, Illinois. The parties consent to the jurisdiction and venue of the foregoing court and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of Illinois by registered mail, return receipt requested, directed to the party for which it is intended at its address set forth in this Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court.

                                    ARTICLE X
               ASSIGNMENT; ENTIRE AGREEMENT, AMENDMENT; PUBLICITY

        Section 10.1 ASSIGNMENT. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by any party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Convertible Debentures and Common Stock purchased or acquired by the Investor hereunder with respect to the Convertible Debentures and Common Stock held by such person, and (b) the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) upon the prior written consent of the Company, which consent shall not to be unreasonably withheld.

        Section 10.2 ENTIRE AGREEMENT, AMENDMENT. This Agreement, the Registration Rights Agreement, and the other documents delivered or to be delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

        Section 10.3 PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                                   ARTICLE XI
                   NOTICES; COST AND EXPENSES; INDEMNIFICATION

        Section 11.1 NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

        (a)    if to the Company, to:    Telscape International, Inc.
                                         2700 Post Oak Boulevard
                                         Suite 1000
                                         Houston, Texas 77056
                                         Attention:  Todd M. Binet, Executive
                                           Vice President
                                         Facsimile No.: (713) 968-0930

               with a copy to:           Gardere Wynne Sewell & Riggs, L.L.P.
                                         333 Clay Avenue, Suite 800
                                         Houston, Texas  77002-4086
                                         Attention:  Eric A. Blumrosen, Esq.
                                         Facsimile No.: (713) 308-5555

        (b)    if to the Investor, to:   Deere Park Capital Management, LLC 40
                                         Skokie Boulevard, Suite 110
                                         Northbrook, Illinois 60062
                                         Attention: Douglas A. Gerrard,
                                           President
                                         Facsimile No.: (847) 509-8529

               with copies to:           Ungaretti & Harris
                                         3500 Three First National Plaza
                                         Chicago, Illinois  60602
                                         Attention:  Gary I. Levenstein, Esq.
                                         Facsimile No.:  (312) 977-4405

Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

        Section 11.2  INDEMNIFICATION.

        (a) INDEMNIFICATION OF INVESTOR. The Company agrees to indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any prospectus, or in any offering circular or other document, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11.2(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Investor), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Registration Statement (or any amendment thereto), including any prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable.

        (b) INDEMNIFICATION OF COMPANY. The Investor agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any prospectus (or any amendment or supplement thereto), or in offering circular or other document, as applicable, in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Registration Statement (or any amendment or supplement thereto) or in any offering circular or other document, as applicable.

        (c) ACTION AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 11.2(a) above, counsel to the indemnified parties shall be selected by the Investor, and in the case of parties indemnified pursuant to Section 11.2(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry or any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section
11.3 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an any indemnified party.

        (d) SETTLEMENT WITHOUT CONSENT OR FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 11.2(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        Section 11.3 CONTRIBUTION. If the indemnification provided for in
Section 11.2 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investor on the other hand from the offering of the Convertible Debentures pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Investor on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Investor on the other hand in connection with the offering of the Common Stock pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Convertible Debentures pursuant to this Agreement (before deducting expenses) received by the Company and the total net proceeds received by the Investor (before deducting expenses) bear to the aggregate public offering price.

        The relative fault of the Company on the one hand and the Investor on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 11.43were determined on a pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.3. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11.3 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 11.3, the Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Convertible Debentures purchased by it and resold to the public exceeds the amount of any damages which the Investor have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 11.3, each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Investor, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                                   ARTICLE XII
                                  MISCELLANEOUS

        Section 12.1 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

        Section 12.2 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. The indemnity and contribution agreements contained in Sections 11.2 and 11.3 hereof shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or of the Commitment Period, (ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Common Stock. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

        Section 12.3 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        Section 12.4 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg L.P. or any other reputable pricing service chosen by the Investor and reasonably acceptable to the Company.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

DEERE PARK CAPITAL MANAGEMENT, LLC

By:_______________________________
Its:______________________________

TELSCAPE INTERNATIONAL, INC.

By:_______________________________
Its:______________________________

                         LIST OF EXHIBITS AND SCHEDULES

Exhibits

A       Form of Convertible Debenture

B       Form of Warrant

C       Registration Rights Agreement

D       Form of Subordination Agreement

SCHEDULES

5.4 List of Directors / Employees and stock options granted / reserved for issuance

5.5     List of Subsidiaries

5.14    Litigation and Other Proceedings

                                    EXHIBIT A

                         [FORM OF CONVERTIBLE DEBENTURE]

                                    EXHIBIT B

                                [FORM OF WARRANT]

                                    EXHIBIT C

                         [REGISTRATION RIGHTS AGREEMENT]

                                    EXHIBIT D

                        [FORM OF SUBORDINATION AGREEMENT]

                                  SCHEDULE 5.4

                       [LIST OF DIRECTORS / EMPLOYEES WITH

                            COMMON STOCK EQUIVALENTS]

                                  SCHEDULE 5.5

                             [LIST OF SUBSIDIARIES]

                                  SCHEDULE 5.14

                       [LITIGATION AND OTHER PROCEEDINGS]

                          REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of May 1, 1998 is made and entered into among TELSCAPE INTERNATIONAL, INC., a Texas corporation (the "Company"), and DEERE PARK CAPITAL MANAGEMENT, LLC, an Illinois limited liability company, (the "INVESTOR").

                                    RECITALS:

        A. The Company and the Investor have entered into that certain Securities Purchase Agreement, dated of even date herewith (the "SECURITIES PURCHASE AGREEMENT"), pursuant to which the Company will issue to the Investor 8% Convertible Subordinated Debentures, (the "CONVERTIBLE DEBENTURES"), for an aggregate purchase price of up to $5,000,000.

        B. Pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Securities Purchase Agreement, the Company has issued to the Investor Warrants of even date herewith, exercisable from time to time during a three-year period commencing on the eleventh (11th) Trading Day following the Effective Date, or if such date has passed, on the Optional Purchase Date (as such terms are defined in the Securities Purchase Agreement) (the "WARRANTS"), for the purchase of shares of Common Stock as calculated by the Warrant Formula (as defined in the Securities Purchase Agreement) at an exercise price equal to the average closing price of the five
(5) Trading Days immediately preceding the exercise.

        C. Pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Securities Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined below).

        NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, in the Convertible Debentures, the Warrants and in the Securities Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        Section 1.1. DEFINITIONS. Capitalized terms defined in the Securities Purchase Agreement, the Convertible Debentures, or the Warrants shall have the same meanings herein as are ascribed to them therein. In addition, the following terms shall have the meanings ascribed below:

        "REGISTRABLE SECURITIES" means all of the Common Stock and any other securities issued or issuable upon conversion of the Convertible Debentures and the exercise of the Warrants as provided therein until (i) a registration statement under the Securities Act covering the offering of such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("RULE 144") are met, (iii) such securities have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, such securities may be sold without any time, volume or manner limitation pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

        "REGISTRATION STATEMENT" See Section 2.1 (a).

                                   ARTICLE II
                               REGISTRATION RIGHTS

        Section 2.1.  REGISTRATION STATEMENTS.

        (a) Subject to the terms and conditions of this Agreement and in accordance with the provisions of Section 6.4 of the Securities Purchase Agreement, the Company shall file with the SEC a registration statement on FORM S-3 or otherwise appropriate form (the "Registration Statement") under the Securities Act for the registration of the resale by the Investor of Common Stock to be issued upon conversion of the Convertible Debentures and exercise of the Warrants.

        (b) The Registration Statement shall be declared effective by the SEC no later than August 1, 1998 and shall remain in effect until such time as no Registrable Securities remain unsold.

        (c) In the event the Company fails to obtain the effectiveness of a Registration Statement within the time period set forth in Section 2.1(b) or the effectiveness of the Registration Statement is suspended or a current prospectus meeting the requirements of Section 10 of the Securities Act is not available for delivery by the Investor, and such occurrence is not the result of any information provided or failed to be provided by the Investor or some unforeseeable catastrophe affecting the operation of the SEC, the Company shall pay to the Investor the amounts set forth in Section 6.11 of the Securities Purchase Agreement.

                                   ARTICLE III
                             REGISTRATION PROCEDURES

        Section 3.1. FILINGS; INFORMATION. Whenever the Company is required to effect or cause the registration of Registrable Securities pursuant to Section 2.1, the Company will use its best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

        (a) The Company will as expeditiously as possible, prepare and file with the SEC the Registration Statement and use its best efforts to cause such filed Registration Statement to become as soon as possible and remain effective (pursuant to Rule 415 under the Securities Act or otherwise), and the Company will as expeditiously as possible prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the time periods prescribed by Section 2.1(b) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement.

        (b) The Company will, prior to filing a Registration Statement or prospectus or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), furnish to the Investor and one firm of counsel representing the Investor, copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by such parties, and thereafter furnish to the Investor and its counsel for their review such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

        (c) After the filing of the Registration Statement, the Company will promptly notify the Investor of any stop order issued or threatened by the SEC that the Company has knowledge of in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

        (d) The Company will use its reasonable good faith efforts to (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investor may reasonably (in light of its intended plan of distribution) request, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent or subject itself to general service of process in any such jurisdiction.

        (e) The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose that the Company has knowledge of; (iv) the happening of any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

        (f) The Company will enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (the Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor).

        (g) The Company will make available to the Investor (and will deliver to Investor's counsel), subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or auditors and will also make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable it to exercise its due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Investor agrees that information obtained by them solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. The Investor further agrees that they will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

        (h) The Company will otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.

        (i) The Company will appoint a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

               The Company may require the Investor to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC, the NASD or the Principal Market. The Investor agrees to provide such information requested in connection with such registration within ten (10) business days after receiving such written request and the Company shall not be responsible for (and the penalties specified in Section 2.1(c) shall not apply in respect of) any delays in obtaining or maintaining the effectiveness of the Registration Statement caused by the Investor's failure to timely provide such information. The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3.1(e) hereof, the Investor will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof, and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in the Investor's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when the Company shall make available to the Investor a prospectus supplemented or amended to conform with the requirements of Section 3.1 (e) hereof.

        Section 3.2. REGISTRATION EXPENSES. In connection with each Registration Statement, the Company shall pay the following registration expenses incurred in connection with the registration thereunder (the "REGISTRATION EXPENSES"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities,
(vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses, if any, for independent certified public accountants retained by the Company, (vii) the fees and expenses of any special experts retained by the Company in connection with such registration and (viii) reasonable fees and expenses (in any event not to exceed $1,000 in the aggregate) of one firm of counsel for the Investor retained as the Investor's counsel with respect to such Registration Statement. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, such costs to be borne by the Investor.

                                   ARTICLE IV
                        INDEMNIFICATION AND CONTRIBUTION

        Section 4.1   INDEMNIFICATION.

        (a) INDEMNIFICATION OF INVESTOR. The Company agrees to indemnify and hold harmless the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "CONTROLLING PERSONS"), from and against any loss, claim, damage, liability, reasonable attorneys' fees, costs or expenses and costs and expenses of investigating and defending any such claim (collectively, "DAMAGES"), joint or several, and any action in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by the Investor expressly for use therein, and shall reimburse the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person for any legal and other expenses reasonably incurred by the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to the Investor to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Investor failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by the Investor to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such unsure statement or alleged untrue statement or such omission or alleged omission.

        (b) INDEMNIFICATION OF COMPANY. The Investor agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each of its Controlling Persons from and against any Damages, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any prospectus (or any amendment or supplement thereto), or offering circular or other document, as applicable, in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Registration Statement (or any amendment or supplement thereto) or in any offering circular or other document, as applicable.

        (c) ACTION AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of his indemnity agreement. In the case of parties indemnified pursuant to Section 4.1(a) above, counsel to the indemnified parties shall be selected by the Investor, and in the case of parties indemnified pursuant to Section 4.1(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry or any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section
4.2 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an any indemnified party.

        (d) SETTLEMENT WITHOUT CONSENT OR FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 4.1(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        Section 4.2 CONTRIBUTION. If the indemnification provided for in this
Article IV is unavailable to the indemnified parties in respect of any Damages referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and the Investor on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 4.2 were determined by a pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.2. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

        Notwithstanding the provisions of this Section 4.2, the Investor shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Investor were sold to the public (less underwriting discounts and commissions) exceeds the amount of any Damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 4.2, each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Investor, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                                    ARTICLE V
                                  MISCELLANEOUS

        Section 5.1. TERM. The registration rights provided to the holders of Registrable Securities hereunder shall terminate one (1) year from the end of the exercise period of either the Initial Warrant or the Optional Warrants, whichever is later; PROVIDED, HOWEVER, that the provisions of Article IV hereof shall survive any termination of this Agreement.

        Section 5.2. RULE 144. The Company covenants that it will file all reports required to be filed by it under the Act and the Exchange Act and that it will take such further action as holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any successor or similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such requirements.

        Section 5.3. AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

        Section 5.4. SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investor may assign their rights under this Agreement to any subsequent holder of Warrants or Registrable Securities, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Securities Purchase Agreement and the Warrants, set forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

        Section 5.5. SEPARABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

        Section 5.6. NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

     (a)    if to the Company, to:       Telscape International, Inc.
                                         2700 Post Oak Boulevard
                                         Suite 1000
                                         Houston, Texas 77056
                                         Attention:  Todd M. Binet, Executive
                                          Vice President
                                         Facsimile No.: (713) 968-0930

               with a copy to:           Gardere Wynne Sewell & Riggs, L.L.P.
                                         333 Clay Avenue, Suite 800
                                         Houston, Texas  77002-4086
                                         Attention:  Eric A. Blumrosen, Esq.
                                         Facsimile No.: (713) 308-5555

     (b)    if to the Investor, to:      Deere Park Capital Management, LLC
                                         40 Skokie Boulevard, Suite 110
                                         Northbrook, Illinois 60062
                                         Attention:  Douglas A. Gerrard,
                                          President
                                         Facsimile No.: (847)509-8529

            with copies to:              Ungaretti & Harris
                                         3500 Three First National Plaza
                                         Chicago, IL  60602
                                         Attention:  Gary I. Levenstein, Esq.
                                         Facsimile No.:  (312)977-4108

        Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

        Section 5.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        Section 5.8. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

        Section 5.9. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

        Section 5.10. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

        Section 5.11. REMEDIES. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

                                            *****

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, hereunto duly authorized, as of the date first set forth above.

                                          TELSCAPE INTERNATIONAL, INC.

                                          By:__________________________________
                                                   Name:_______________________
                                                   Title:______________________

                                          DEERE PARK CAPITAL MANAGEMENT, LLC

                                          By:__________________________________
                                                   Name:_______________________
                                                   Title:______________________

                             STOCK PURCHASE WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

Warrant A-1
May 1, 1998

                     Warrant to Purchase 8,952 Shares of Common Stock of
                          Telscape International, Inc.

     Telscape International., a Texas corporation (the "COMPANY"), hereby acknowledges that Deere Park Capital Management, LLC ("INVESTOR") or any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company, at any time beginning on the eleventh (11th) Trading Day after the effectiveness of the Registration Statement and continuing for three years thereafter, the above number of fully paid and nonassessable shares of Common Stock, par value $0.001 per share, of the Company (the "COMMON STOCK") at the Purchase Price (hereinafter defined), as the same may be adjusted pursuant to Section 5 herein. The resale of the shares of Common Stock or other securities issuable upon exercise or exchange of this Warrant is subject to the provisions of the Registration Rights Agreement of even date herewith (the "REGISTRATION RIGHTS AGREEMENT") between the Company and the Investor.

     1.     DEFINITIONS.

            (a) "AGREEMENT" shall mean the Securities Purchase Agreement of even date herewith between the Company and the Investor.

            (b) "INVESTOR" shall mean Deere Park Capital Management, LLC, an Illinois limited liability company.

            (c) "PURCHASE PRICE" shall be $16.7562 per share.

            (d) "WARRANT HOLDER" shall mean the Investor or any permitted assignee of all or any portion of this Warrant.

            (e) "WARRANT SHARES" shall mean the shares of Common Stock or other securities issuable upon exercise of this Warrant.

            (f) Other capitalized terms used herein which are defined in the Agreement shall have the same meanings herein as therein.

     2.     EXERCISE OR EXCHANGE OF WARRANT.

            (a) This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time and from time to time by surrender of this Warrant, together with the form of exercise attached hereto as Exhibit A (the "EXERCISE FORM") duly executed by Warrant Holder, together with the full Purchase Price (as defined in Section 1) for each share of Common Stock as to which this Warrant is exercised, to the Company at the address set forth in Section 13 hereof. In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder may request, reflecting such adjusted Warrant Shares.

            (b) The "DATE OF EXERCISE" of the Warrant shall be the date that the completed Exercise Form is delivered to the Company, together with the original Warrant and payment in full of the Purchase Price.

     3.     DELIVERY OF STOCK CERTIFICATES.

            (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) Trading Days (as defined in the Securities Purchase Agreement) thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof.

            (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall be entitled to cash equal to the fair market value of such fractional share. For purposes of this Warrant, "FAIR MARKET VALUE" shall equal the closing bid price of the Common Stock on the Nasdaq National Market or Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is the principal trading exchange or market for the Common Stock (the "PRINCIPAL MARKET") on the date of exercise hereof, or if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Small-Cap Market, the closing bid price on the over-the-counter market as furnished by any New York Stock Exchange member firm that makes a market in the Common Stock reasonably selected from time to time by the Company for that purpose, or, if the Common Stock is not traded over-the-counter and the average price cannot be determined as contemplated above, the fair market value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors.

     4. COVENANTS OF THE COMPANY.

            (a) The Company shall insure that a registration statement under the Securities Act covering the resale or other disposition thereof of the Warrant Shares by the Warrant Holder is effective to the extent provided by the Registration Rights Agreement.

            (b) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation, the notification of the Nasdaq National Market, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.

            (c) From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps necessary and within its control to insure that the Common Stock remains listed or quoted on the Principal Market and shall not amend its Articles of Incorporation or By-Laws so as to adversely affect any rights of the Warrant Holder under this Warrant; provided, however, that increasing the number of authorized shares shall not be deemed a material adverse effect.

            (d) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.

            (e) The Warrant Shares, when issued in accordance with the terms hereof; will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

            (f) With a view to making available to the Warrant Holder the benefits of Rule 144 promulgated under the Securities Act ("RULE 144") and any other rule or regulation of the Securities and Exchange Commission (the "SEC"), that may at any time permit Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:
(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

            (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Purchase Price, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same.

            (b) STOCK DIVIDEND. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable for Common Stock ("COMMON STOCK EQUIVALENTS"), without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Purchase Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable).

            (c) OTHER DISTRIBUTIONS. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of a dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets without payment of any consideration by holders of Common Stock (other than cash, Common Stock or securities convertible into or exchangeable for Common Stock), then, in any such case, the Warrant Holder shall be entitled to receive, upon exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which such Warrant Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date determining the shareholders entitled to participate in such distribution (the "DETERMINATION DATE") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Purchase Price determined by multiplying the Purchase Price on the

Determination Date by a fraction, the numerator of which is the result of such Purchase Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined in good faith by the Company's Board of Directors) and the denominator of which is such Purchase Price.

            (d) MERGER, CONSOLIDATION, ETC. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "CONSOLIDATION EVENT"), then the Warrant Holder shall be entitled to receive upon such transfer, merger or consolidation becoming effective, and upon payment of the aggregate Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised immediately prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company shall not effect any Consolidation Event unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Warrant Holder such shares of stock and/or securities as the Warrant Holder is entitled to receive had this Warrant been exercised in accordance with the foregoing; provided, however, that if as of the third business day prior to the consummation of the Consolidation Event the closing bid price of the Common Stock shall be equal to at least 200% of the Purchase Price, then the Warrant shall be automatically exchanged on the date of consummation of the Consolidation Event, as provided in Section 2 hereof.

            (e) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reclassification of any securities as to which purchase rights under this Warrant exist, into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

            (f) PURCHASE PRICE ADJUSTMENT. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than issuance of shares of Common Stock upon conversion thereof, shares or options issued or which may be issued to employees, directors or consultants as of the date hereof or shares issued upon exercise of options, warrants or rights outstanding as of the date hereof) at an effective purchase price per share which is less than the Purchase Price then in effect and more than fifteen percent (15%) less than the fair market value (as hereinabove defined) of the Common Stock on the Trading Day next preceding such issue or sale, then in each such case, the Purchase Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, including, without duplication, those deemed to have been issued under the Warrants plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such fair market value then in effect and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale including, without duplication, those deemed to have been issued under the Warrants. For purposes of the foregoing fraction, Common Stock outstanding shall include, without limitation, any equity offerings then outstanding, whether or not they are exercisable or convertible when such fraction is to be determined.

     The foregoing price adjustment shall not apply to the issuance of shares of Common Stock which may be issued upon exercise of options under the Company's employee or director stock option plans, upon the conversion or exchange of convertible or exchangeable securities or upon the exercise of warrants, or other rights, which options, convertible or exchangeable securities, warrants or other rights are outstanding on the date of execution and delivery of this Warrant.

     The number of shares which may be purchased shall be increased proportionately to any reduction in Purchase Price pursuant to this paragraph 5(f), so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares of Common Stock shall be the same as the aggregate Purchase Price in effect immediately prior to such adjustments.

     Notwithstanding anything else contained in this Warrant to the contrary, there shall be no adjustment of the Purchase Price or the number of shares of Common Stock issuable pursuant to the exercise of this Warrant in the event that during the term of this Warrant, the Company issues shares of Common Stock, or securities convertible into Common Stock to the Purchaser.

            (g) ADJUSTMENTS; ADDITIONAL SHARES, SECURITIES OR ASSETS. In the event that at any time, as a result of an adjustment made pursuant to this
Section 5, the Warrant Holder shall, upon exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

     6. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

     7. NOTICE OF ADJUSTMENTS; NOTICES. Whenever the Purchase Price or number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall execute and deliver (by first class mail, postage prepaid) to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment.

     8. RIGHTS AS SHAREHOLDER. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a shareholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     9. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     10. CONSENT TO JURISDICTION. THE COMPANY (I) HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR ANY STATE COURT LOCATED IN COOK COUNTY, ILLINOIS FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER.

THE COMPANY CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     11. ENTIRE AGREEMENT; AMENDMENTS. This Warrant, the Registration Rights Agreement and the Agreement contain the entire understanding of the parties with respect to the matters covered hereby and thereby. No provision of this Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     12.    RESTRICTED SECURITIES.

            (a) REGISTRATION OR EXEMPTION REQUIRED. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon the provisions of Section 4(2) promulgated by the SEC under the Securities Act of 1933. This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

            (b) LEGEND. The Warrant and any Warrant Shares issued upon exercise thereof (until a registration statement has been declared effective by the SEC with respect to the Warrant Shares, at which time, such legend shall be removed, and the Warrant Shares shall be freely tradeable), shall bear the following legend:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

            (c) ASSIGNMENT. Assuming the conditions of (a) above regarding registration or exemption have been satisfied, the Warrant Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. The Warrant Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by the Warrant Holder after delivery to the Company of the original Warrant or Warrants for cancellation, a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

     13. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     to the Company:         Telscape International, Inc.
                             2700 Post Oak Boulevard
                             Suite 1000
                             Houston, Texas  77056
                             Attention:  Todd M. Binet, Executive Vice President
                             Facsimile No.:  (713) 968-0930

     to the Warrant Holder:  Deere Park Capital Management, LLC
                             40 Skokie Boulevard, Suite 110
                             Northbrook, IL  60062
     Attention:              Douglas A. Gerrard, President
                             Facsimile: (847) 509-8529

     Either party hereto may from time to time change its address or facsimile number for notices under this Section 13 by giving at least 10 days prior written notice of such changed address or facsimile number to the other party hereto.

     14. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                                        TELSCAPE INTERNATIONAL, INC.

                                        By:_____________________________

                                        Title:__________________________

                                    EXHIBIT A

                            FORM OF WARRANT EXERCISE
                            ------------------------

        I/we hereby exercise Telscape International, Inc. (the "Company") Common Stock Purchases Warrant #_________________.

        (a) Number of Shares of the Company common stock covered in Purchase Warrant #______________ __________________

        (b)     Total Exercise price (____________ per share) $_________________

        ________________________________      __________________________________
        Signature                             Employment Identification Number

        ______________________________________
        Name (please print)

        __________________________________________________________________
        Address

        __________________________________________________________________

        ______________________________________
        Telephone Number

        __________________________________    __________________________________
        Signature                             Employment Identification No.

        ______________________________________
        Name (please print)

        _______________________________________________________________________
        Address

        _______________________________________________________________________

        ___________________________________________
        Telephone Number

I wish to register my shares of the Company common stock as follows:

a.      (   )  Individual Ownership
b.      (   )  Husband and Wife as Community Property
c.      (   )  Joint Tenants w/Right to Survivorship (JTRS)
d.      (   )  Tenants in Common
e.      (   )  Other_________________________________

Dated:___________________________________, 19__.

                                    EXHIBIT B

                               FORM OF ASSIGNMENT

      (To be executed by the registered Warrant Holder desiring to transfer the Warrant)

        FOR VALUED RECEIVED, the undersigned holder of the attached Warrant hereby sells, assigns and transfers unto the persons below named the right to purchase ______________ shares of the Common Stock of TELSCAPE INTERNATIONAL, INC. evidenced by the attached Warrant and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

______________________________
Signature

Fill in for new Registration of Warrant:

_________________________________________
Name

_________________________________________
Address

_________________________________________
Please print name and address of assignee
(including zip code number)

NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                       CONVERTIBLE SUBORDINATED DEBENTURE

$3,000,000                                                  Issued:  May 1, 1998
                                                                Due: May 1, 2001



        FOR VALUED RECEIVED, TELSCAPE INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Texas (herein referred to as the "COMPANY"), for value received, acknowledges itself indebted and hereby promises to pay to DEERE PARK CAPITAL MANAGEMENT, LLC, an Illinois limited liability company (the "REGISTERED OWNER") on the due date written above (the "DUE DATE"), the sum of Three Million Dollars and No Cents ($3,000,000), along with interest accrued thereon from the date hereof at the rate of eight percent (8%) per annum; PROVIDED, HOWEVER, that following the occurrence and during the continuance of a Default (as defined below), the Company shall pay to Registered Owner interest from the date of such Default at the rate of twelve percent (12%) per annum on the outstanding balance of this Debenture. Payment of interest shall be made monthly in arrears on the last day of each calendar month (commencing May 31, 1998), and, after maturity, upon demand of Registered Owner.

        This Convertible Debenture is issued pursuant to the terms of that certain Securities Purchase Agreement of even date herewith between the Company and the Registered Owner (the "SECURITIES PURCHASE AGREEMENT"), to which reference is hereby made for additional provisions governing the obligations of the Company. Capitalized terms used in this Debenture which are not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement

        1. PAYMENT OF PRINCIPAL AND INTEREST. The principal and interest outstanding under this Debenture shall be made at the principal office of the Registered Owner, located at 40 Skokie Boulevard, Suite 110, Northbrook, Illinois 60062. All computations of interest under this Debenture shall be made on the basis of a year of 365 days, for the actual number of days elapsed. The date of issuance of this Debenture shall be included in the calculation of interest. The date of redemption of this Debenture shall be excluded from the calculation of interest. Whenever any payment to be made under this Debenture shall be stated to be due on a Saturday,

Sunday, or public or bank holiday or the equivalent for banks generally under the laws of the State of Illinois (any other day being a "BUSINESS Day"), such payment may be made on the next succeeding business day.

        2. PREPAYMENT. The Company may prepay the Convertible Debenture at any time prior to its maturity; PROVIDED, HOWEVER, that only a prepayment of the entire principal amount and all accrued and unpaid interest owing on the Convertible Debenture may be made and an exit fee (the "EXIT FEE") shall be payable by the Company upon any such prepayment. The Exit Fee shall be an amount which is a function of the number of days after the Closing Date that the prepayment of the Convertible Debenture occurs (the "FULL PREPAYMENT DATE"), as set forth in the following table:

  NUMBER OF DAYS AFTER CLOSING DATE
     THAT FULL PREPAYMENT OCCURS                        EXIT FEE
         -----------------                              --------
               0-90                           6.6% of face amount of debenture
              91-180                          7.2% of face amount of debenture
             181-270                          8.8% of face amount of debenture
             271 and thereafter                10% of face amount of debenture

Notwithstanding the foregoing or anything to the contrary contained in this Convertible Debenture, for each repayment period set forth in the table above (other than the 0-90 day period and any day after 365 days), the applicable Exit Fee shall be reduced PRO RATA based upon the actual number of days between the Full Prepayment Date and the ending date of the applicable repayment period

        3. TERMINATION OR SUSPENSION OF COMPANY'S OBLIGATION TO MAKE PAYMENTS. If the Common Stock closes at $30 or higher for twenty (20) consecutive Trading Days, as adjusted, without limitation, for any stock splits or combinations, the Company's obligation to make interest payments on the Convertible Debentures is terminated.

        4. SECURITY. This Debenture is not secured by any mortgage, pledge, encumbrance, security agreement or other security device, and only the full faith and credit of the Company are pledged for the payment of all principal and interest due under this Debenture.

        5.     CONVERSION.

               (a) CONVERSION CALCULATION. At any time after the effectiveness of Registration Statement, the Registered Owner is entitled to convert all, or any part thereof, of the unpaid principal and interest outstanding under this Debenture (the "OUTSTANDING DEBENTURE AMOUNT") into that number of fully paid and non-assessable shares of Common Stock (as defined in the Securities Purchase Agreement), at a price calculated as follows:

                      (i) if the Registered Owner converts the Outstanding
               Debenture Amount within the first six (6) months from the Initial Closing Date, the conversion price shall be equal to the Fixed Conversion Price (as defined in the Securities Purchase Agreement), or

                      (ii) if the Registered Owner converts the Outstanding
               Debenture Amount on the first day of the seventh month following the Initial Closing Date, or at any time thereafter, the conversion price shall be equal to the lesser of the Fixed Conversion Price or the Variable Conversion Price (as defined in the Securities Purchase Agreement).

        Notwithstanding anything to the contrary, the Company shall have the option to pay the outstanding interest of the Convertible Debentures then issued upon receipt of the Conversion Notice (as defined below) in cash.

               (b) EXERCISE OF CONVERSION. To exercise its right of conversion, Registered Owner shall surrender the Debenture to the Company at its registered office, accompanied by a written notice in the form annexed hereto as EXHIBIT A, properly completed (the "CONVERSION NOTICE"). Within five (5) Trading Days following its receipt of the Debenture and Conversion Notice, the Company shall, assuming it has not elected to exercise its right to redeem pursuant to Paragraph 6 below, issue and deliver (i) a certificate or certificates for the number of full Conversion Shares issuable, registered in Registered Owner's name, and
        (ii) if less than the entire remaining outstanding principal balance of the Debenture is being converted, a replacement note in the remaining outstanding principal amount of the Debenture. Such conversion shall be deemed to have been effected and the number of Conversion Shares issuable in connection with such conversion shall be determined as of the close of business on the date on which the Debenture and Conversion Notice shall have been received by the Company.

        6. REDEMPTION. If at any time during the term of this Agreement the price per share of Common Stock has closed below the Redemption Floor Price, as adjusted pursuant Section 8.1 of the Securities Purchase Agreement, for three
(3) consecutive Trading Days, the Company may elect to redeem all or part of the Convertible Debentures, if the Investor subsequently issues a Conversion Notice and converts any Convertible Debenture, at one hundred seven percent (107%) of par, plus any accrued interest or unpaid dividends, by providing written notice via facsimile to the Investor on the Trading Day immediately following the third consecutive Trading Day that the Common Stock has closed below the Redemption Floor Price, as adjusted pursuant Section 8.1 of the Securities Purchase Agreement, of its intent to redeem and the extent of the redemption. Such written notice shall be valid and irrevocable for ten (10) Trading Days and shall automatically expire at the end of such 10-Trading Day period.

        7. REGISTRATION RIGHTS AGREEMENT. The resale of the shares of Common Stock issuable upon conversion of this Debenture is subject to the provisions of the Registration Rights Agreement of even date herewith by and between the Company and the Registered Owner.

        8.     DEFAULT.

               (a) DEFAULT. If any of the following events ("DEFAULTS") shall occur:

                      (i) the Company fails to pay within five (5) days when due or declared due (whether by scheduled maturity, required payment, acceleration, demand or otherwise) any principal or interest due hereunder or any amount payable to the Registered Owner under the Securities Purchase Agreement; or

                      (ii) the Company shall fail to perform or observe any
               covenant or agreement contained in Article VI of the Securities Purchase Agreement (other than with respect to any payment covenants, as to which subsection (i) shall apply), as the case may be, on its part to be performed or observed, and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Company by the Registered Owner;

then the Registered Owner may declare all or any portion of the principal and interest due hereunder and all amounts due under the Securities Purchase Agreement to be immediately due and payable.

               (b) RIGHTS AND REMEDIES. In the event of a Default, the Registered Owner shall have, in addition to any other rights and remedies contained in the Securities Purchase Agreement, all of which shall rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law, the Registered Owner shall have the right to immediately convert any remaining Outstanding Debenture Amount without further regard to the limitations set forth in Section 5 of this Debenture.

        9. SUBORDINATION. The Company and the Registered Owner shall enter into a Subordination Agreement at such time as the Company deems it appropriate in form and substance similar that Subordination Agreement attached as Exhibit D to the Securities Purchase Agreement.

        10. TRANSFER. THIS DEBENTURE IS REGISTERED IN THE NAME OF THE REGISTERED OWNER ON THE DEBENTURE REGISTER MAINTAINED BY THE COMPANY, AND IS TRANSFERABLE UPON THE WRITTEN ORDER OF THE REGISTERED OWNER. THIS DEBENTURE (AND THE COMMON STOCK OF THE COMPANY INTO WHICH IT MAY BE CONVERTED) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED WITHOUT THE REGISTRATION THEREOF UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

        11. CONSENT TO JURISDICTION. THE COMPANY AND THE REGISTERED OWNER (I) HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR ANY STATE COURT LOCATED IN COOK COUNTY, ILLINOIS FOR THE PURPOSES

OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS DEBENTURE, AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND THE REGISTERED OWNER CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THE SECURITIES PURCHASE AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

        12. AMENDMENTS. No amendment or waiver of any provision of this Convertible Debenture, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by Registered Owner, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Registered Owner, do any of the following: (i) reduce the principal of or interest on this Convertible Debenture, (ii) postpone the dates fixed for the payment of principal of or interest on the Convertible Debenture or (iii) affect adversely the right to convert this Convertible Debenture as provided in Section 5 hereof.

        13. EXPENSES. The Company agrees to promptly pay all costs and expenses (including attorneys' fees, expenses and disbursements, and costs of settlement and the fees, expenses and disbursements of experts or advisors) incurred by the Registered Owner in enforcing any obligations of or in collecting any payments due from the Company under this Convertible Debenture and the Securities Purchase Agreement.

        IN WITNESS WHEREOF, TELSCAPE INTERNATIONAL, INC. has caused this Debenture to be duly executed this 1st day of May, 1998.

                                             TELSCAPE INTERNATIONAL, INC.

                                             By:______________________________

                                             Its:_____________________________

                                                                       EXHIBIT A

                           [FORM OF CONVERSION NOTICE]

        TO:    Telscape International, Inc.

        The undersigned owner of this Debenture hereby: (i) irrevocably exercises the option to convert this Debenture, or the portion hereof below designated, for Common Stock of Telscape International, Inc. (the "Conversion Shares") in accordance with the terms hereof and (ii) directs that such Conversion Shares deliverable upon the conversion, together with any check in payment for fractional shares and interest and any Debenture or Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If Conversion Shares are to be delivered or registered in the name of a person other than the undersigned, the undersigned will pay all taxes with respect thereto, and the Company will not be required to issue or deliver a certificate for such Conversion Shares until the undersigned has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

Dated:_______________                                ___________________________
                                                              Signature

Fill in for registration of shares if to be delivered, and of Debentures if to be issued, otherwise than to and in the name of the registered holder.



                                                     ___________________________
                                                     Social Security or Other
                                                     Taxpayer Identifying Number
___________________________________
               (Name)

___________________________________
        (Street Address)

___________________________________
    (City, State and Zip Code)
(Please print name and address)

                            Principal Amount to be Converted (if less than all):

                                            $_________________________